Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

MVB Financial Corp. and Subsidiaries

We consent to the incorporation by reference in the registration statements (Nos. 333-189512, 333-186910, 333-145716, and 333-120234) on Forms S-8 of MVB Financial Corp. and Subsidiaries of our report, dated March 9, 2016, with respect to the consolidated financial statements of MVB Financial Corp. and Subsidiaries and the effectiveness of internal control over financial reporting, which reports appear in MVB Financial Corp.’s 2015 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Rockville, Maryland

March 9, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement No. 333-180317 and Registration No. 333-208949 of MVB Financial Corp. on Form S-3 and Registration Nos. 333-189512, 333-186910, 333-145716, and 333-120234 of MVB Financial Corp. on Form S-8 of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which report appears in MVB Financial Corp.’s 2015 Annual Report on Form 10-K.

Wexford, Pennsylvania

March 9, 2016

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345